Exhibit 23.1

Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the following Registration Statements of our reports dated September 17, 2004, with respect to the consolidated financial statements and schedule of Avatech Solutions, Inc. included in the Annual Report (Form 10-K) for the year ended June 30, 2004.

Registration Statements on Form S-3:

Registration Number	Date Filed
333-50426	November 28, 2001

Registration Statements on Form S-8:

Registration Number	Name	Date Filed
333-14429	1996 Amended and Restated 1987 Stock Option Plan 1996 Equity Incentive Plan 1996 Non-Employee Directors’ Stock Option Plan Employee Stock Purchase Plan	October 18, 1996
333-56079	1996 Equity Incentive Plan Employee Stock Purchase Plan	June 4, 1998
333-59569	1998 Non-Officer Stock Option Plan	July 22, 1998
333-85939	1996 Equity Incentive Plan Employee Stock Purchase Plan 1998 Non-Officer Stock Option Plan	August 26, 1999
333-107017	Restricted Stock Award Plan	July 14, 2003
333-108354	2002 Stock Option Plan	August 29, 2003

/s/ Ernst & Young LPP

Baltimore, Maryland

September 27, 2004